For the attention of David Lloyd

Axiom Manufacturing Services Ltd

Unit 1

Aiwa Technology Park

Newbridge

Newport, NP11 5AN

27 March 2006

Our Ref: LM/288171

Dear Sir,

We refer to the Agreement for the Purchase of Debts between you and us ("the Agreement").

With effect from the 10 February 2006, the following shall apply:-

O

We shall no longer provide you with our Credit Management Service and Clause E of the Agreements hall be construed accordingly.

O

In consideration of the above mentioned changes the service charge specified in Clause H.6 shall be amended to 0.42 per cent.

Further, we are writing to confirm that you will also sell and we shall also purchase all the existing and future debts arising from your sales to customers located in Austria, Belgium, Canada, the Greek Administrative Region of Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Gibraltar, Greece, Hungary, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Slovakia, Slovenia, Spain, Sweden,

Your sale and our purchase of the above-mentioned debts will be upon the terms set out in the Agreement as varied by the following provisions:-

O

The prepayment facility, for which provision is made in Clause F.1, shall only apply in respect of eligible debts payable by agreed customers who are located outside the British Isles to the extent that they do not exceed 5 per cent of all eligible debts payable by  agreed customers at any one time.

O

The Payment Terms, for which provision is made in Clause H.5, shall not exceed 90 days from date of invoice.

O

In addition to the undertakings given by you in Condition21.1, you also undertake:-

(a) To show on all your invoices representing sales to customers located outside the

   British Isles that the relevant sales are subject to "lnco terms";

(b) To ensure that:-

   (i) where necessary, your and/or the customer possess all licences required to export/import the relevant goods; and

   (ii) you and the customer comply with all laws and/or regulations applicable to the import or export of the relevant goods including, but not limited to, any exchange control regulations; and

(c) To provide us, each year, with a declaration of your total sales to customers located in each country within the scope of this Agreement in a form specified by us, for the period of 12 months (or part thereof) ending 28'n February (or for such other period as we may specify from time to time). Such declaration to be supplied to us within 30 days of the end of the relevant period.

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In addition to the warranties given by you in Condition20, you also warrant that all information provided by you to us prior to your entering into the terms of this letter was true and accurate at the time it was provided by you.

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Where a credit protection limit is expressed in a currency other than that in which the debt payable by the relevant customer is expressed and/or the currency in which the purchase price is payable, then for the purposes of calculating any amount payable by us to you under the provisions of Condition 6 .1 (b) or (c), the spot rate of exchange quoted to us by our bankers on the date of payment shall be used. Any gains or losses, resulting from fluctuation in exchange rates will be for your account.

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We will not provide credit protection in respect of any particular debt if:-

 (a) the debt arose after any expiry date notified by us to you in respect of the relevant credit protection limit; or

(b)

there has been any breach by you of any term specified by us as being a condition of our approval of the relevant credit protection limit.

The above provisions are in addition to, and not in replacement of, the provisions of Condition 5.6.

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In addition to the events specified within the definition of "force majeure" in Condrtron32, the following shall also be classified as events of force majeure:

(a)

the ionising, radioactive, toxic, explosive or other hazardous or contaminating properties or effects of any explosive nuclear assembly or component thereto, nuclear fuel, combustion or waste; and

(b)

where goods are to be despatched to, or payment is to be made from, a country other than that in which the customer is located, any event preventing or delaying the issue of a remittance from such third country.

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At our discretion we may, by written notice to you, exclude from the scope of the Agreement agreed customers located in any particular country that is not a member country of the European Union.

O

Notwithstanding the provisions of Clause J, you will not exercise your right to give us notice ending the Agreement before 9 March 2007. Thereafter it shall continue until either ended by you or us giving the other not less than three months written notice. However, we shall retain the right to end the Agreement by written notice to you at any time after a termination event has occurred.

For the avoidance of doubt all terms and conditions of the Agreement relating to debts arising from sales to customers located within the British Isles shall remain unchanged.

Please confirm your consent to the amendment set out above to the terms of the Agreement by signing and returning to us one copy of this letter retaining the other for your records.

Yours faithfully

For and on behalf of

HSBC Invoice Finance (UK) Ltd

/s/ Max Chatterton

Max Chatterton

Invoice Finance Manager

01903 825424

To: HSBC lnvoice Finance (UK) Ltd

Farncombe Road

Worthing

West Sussex

BN11 2BW

Date: 5 April 2006

Dear Sirs,

We acknowledge receipt of your letter of the 27 March 2006 of which the attached is a true copy, and we are in agreement with the terms thereof.

Yours faithfully

For and on behalf of

Axiom Manufacturing Services Limited

/s/ S Ashmead

Director